AMENDMENT TO
AMENDED AND RESTATED EXECUTIVE EMPLOYMENT AGREEMENT
The Amended and Restated Executive Employment Agreement entered into as of August 17, 2009 (as amended as of December 3, 2010 and December 18, 2011, the "Agreement") by and among Victor Technologies Group, Inc., f/k/a Thermadyne Holdings Corporation, a Delaware corporation ("Holdings"), and the subsidiaries of Holdings (together with Holdings, "Employer"), and Martin Quinn ("Employee"), is hereby amended as follows, effective as of the date hereof:
1.    Capitalized terms used in this Amendment without definition have the meanings set forth in the Agreement.
2.    Section 4(c)(i) is revised to read as follows:
"(i) to continue to receive from Employer his then current Basic Compensation, such amount to continue to be paid in accordance with Employer’s payroll practices until the second anniversary of the date of termination”
3.    Section 4(c)(ii) is revised to read as follows:
“(ii) to receive a bonus of 60% of Employee's Basic Compensation in effect as of the date of termination, in lieu of any bonus or portion of any bonus that Employer may have accrued or Employee may have earned under Employer's Annual Incentive Plan for the year in which termination occurred, and”
4.    The third sentence of Section 4(c) is deleted and the following sentence is substituted in lieu thereof:
“In the event Employee obtains employment elsewhere during the period in which he is entitled to the compensation and benefits described in this Section 4(c), such compensation and benefits shall continue for the period described above notwithstanding such reemployment of Employee and without reduction by the amount Employee receives from his new employer for compensation and benefits.”
5.    This Amendment may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of this 4th day of June, 2013.

EMPLOYEE:	EMPLOYERS:
Victor Technologies Group, Inc.(on behalf of itself
and all wholly owned subsidiaries)

/s/ Martin Quinn	By:	/s/ Jeffrey S. Kulka
Name: Martin Quinn		Jeffrey S. Kulka
	Title:	Executive Vice President & Chief Financial Officer
THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH
MAY BE ENFORCED BY THE PARTIES